Exhibit 10.16

Executable Copy

CONTRIBUTION AGREEMENT

This Contribution (“Contribution Agreement”) is made and entered into as of March 30, 2005, by and between Winstar Spectrum, LLC, a Delaware limited liability company (“Transferor”), and IDT Spectrum, LLC., a Delaware limited liability company (“Transferee”).

WHEREAS, Transferor is an affiliate of Transferee; and

WHEREAS, Transferor’s member has decided to redeploy certain assets of Transferor by transferring them to Transferee in order to maximize their income producing value;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Contribution. Transferor hereby contributes, transfers and assigns to Transferee and its permitted assigns, forever, without recourse, representation or warranty, all of Transferor’s right, title and interest in and to the assets set forth on Schedule A hereto.

2. Exclusive Benefit. Nothing in this Contribution Agreement, express or implied, is intended to, or shall be construed to confer upon, or give to, any person, firm, corporation or entity other than Transferee, its successors and assigns, any remedy or claim under or by reason this Contribution Agreement or any provisions hereof, and all the provisions contained herein shall be for the exclusive benefit of Transferee, its successors and assigns.

3. Governing Law. This Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to conflicts of laws principles thereof.

4. Counterparts. This Contribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the date first written above.

WINSTAR SPECTRUM, LLC

By:	/s/ Abilio Pereira
Name:	Abilio Pereira
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

IDT SPECTRUM, LLC

By:	/s/ John C. Petrillo
Name:	John C. Petrillo
Title:	Chief Executive Officer

SCHEDULE A

IDT Spectrum, LLC

15 LMDS Licenses (Transferred on March 30, 2005)

ID.	Call Sign	BTA	Service Area	Expiration Date
1.	WPOH623	BTA 208	Ithaca, NY	8/10/08
2.	WPOH624	BTA 404	San Francisco-Oakland-San Jose, CA	8/10/08
3.	WPOH625	BTA 389	Sacramento, CA	8/10/08
4.	WPOH626	BTA 157	Fresno, CA	8/10/08
5.	WPOH627	BTA 303	Modesto, CA	8/10/08
6.	WPOH628	BTA 079	Chico-Oroville, CA	8/10/08
7.	WPOH629	BTA 174	Greensboro-Winston-Salem-High Point, NC	8/10/08
8.	WPOH630	BTA 336	Orlando, FL	8/10/08
9.	WPOH631	BTA 320	New Orleans, LA	8/10/08
10.	WPOH632	BTA 324	Norfolk-Virginia Beach-Newport News-Hampton, VA	8/10/08
11.	WPOH633	BTA 399	Salt Lake City-Ogden, UT	8/10/08
12.	WPOH634	BTA 365	Provo-Orem, UT	8/10/08
13.	WPOH635	BTA 136	Fairbanks, AK	8/10/08
14.	WPOH636	BTA 221	Juneau-Ketchikan, AK	8/01/08
15.	WPOH637	BTA 492	American Samoa	8/10/08

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